UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 27, 2011

Fortune Brands, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9076	13-3295276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road

Deerfield, IL 60015

(Address of Principal Executive Offices) (Zip Code)

847-484-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fortune Brands, Inc. (the “Company”) is filing an amendment to its Current Report on Form 8-K filed on July 27, 2011 (the “Original 8-K”) to describe the terms of the Success Bonus Agreement, dated as of September 8, 2011 (the “Carbonari Agreement”), between the Company and Bruce A. Carbonari, Chairman of the Board and Chief Executive Officer of the Company, and the Success Bonus and Consulting Agreement, dated as of September 8, 2011 (the “Omtvedt Agreement” and, together with the Carbonari Agreement, the “Success Bonus Agreements”), between the Company and Craig P. Omtvedt, Senior Vice President and Chief Financial Officer of the Company. The Success Bonus Agreements were entered into in connection with the Company’s contemplated distribution of 100% of the outstanding shares of common stock of Fortune Brands Home & Security, Inc. (“Home & Security”) to the holders of shares of common stock of the Company (the “Spin-Off”). The details of the Success Bonus Agreements are summarized below. All other information in the Original 8-K remains unchanged.

Under the Success Bonus Agreements, Mr. Carbonari is entitled to receive a success bonus in an amount equal to $1,200,000, and Mr. Omtvedt is entitled to receive a success bonus in an amount equal to $668,000. The Success Bonus Agreements provide that such success bonuses (each, a “Success Bonus”) will not be payable if the Spin-Off does not occur on or before December 31, 2011. In addition, Mr. Carbonari’s Success Bonus will not be payable if his employment by the Company terminates before December 31, 2011 and Mr. Omtvedt’s Success Bonus will not be payable if his employment by the Company terminates before consummation of the Spin-Off or if he fails to provide the consulting services described below. The Success Bonuses are payable on the last business day of January 2012.

Under the Omtvedt Agreement, if the Spin-Off has occurred on or prior to December 31, 2011 and Mr. Omtvedt has remained employed by the Company through consummation of the Spin-Off, the Company is obligated to engage Mr. Omtvedt to provide, and Mr. Omtvedt is obligated to provide, advisory and consulting services to the Company from January 1, 2012 through December 31, 2012. However, such services may not exceed 20% of the average level of services provided by Mr. Omtvedt to the Company during the 36-month period immediately preceding the commencement of the consulting period. As compensation for these consulting services, Mr. Omtvedt will be entitled to receive an annual fee of $500,000, payable in monthly installments on the last business day of each month.

In the Success Bonus Agreements, each of Mr. Carbonari and Mr. Omtvedt has agreed that, for a period of two years following the Spin-Off, he will not seek (nor will he become affiliated with any person or entity that seeks) to obtain control or to influence the management or policies of the Company or Home & Security. If Mr. Carbonari or Mr. Omtvedt breaches these provisions, he will not be entitled to payment of any portion of the Success Bonus that he has not yet received and promptly upon receipt of written notice from the Company, he will be obligated to repay sixty percent (60%) of any portion of the Success Bonus that he has previously received.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNE BRANDS, INC.
(Registrant)

By:	/s/ Mark A. Roche
	Name:	Mark A. Roche
	Title:	Senior Vice President, General Counsel and Secretary

Date: September 12, 2011